UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2016

Nutrisystem, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28551	23-3012204
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-706-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 6, 2016, the Board of Directors (the "Board") of NutriSystem, Inc. (the "Company") approved an amendment (the "Amendment") to Article III, Section 4 of the Company’s amended and restated bylaws to remove language providing that directors may only be removed by the Company's stockholders for cause. Pursuant to the Amendment, which became effective upon the Board’s approval, the amended and restated bylaws of the Company provide that no director may be removed from office by the stockholders of the Company except by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No. Description
3.1 Amendment to the Amended and Restated Bylaws of NutriSystem, Inc., effective January 6, 2016.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrisystem, Inc.

January 7, 2016	By:	/s/ Ralph J. Mauro

Name: Ralph J. Mauro
Title: SVP & General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of NutriSystem, Inc., effective January 6, 2016.